SECURITIES  AND  EXCHANGE  COMMISSION
                          WASHINGTON  DC    20549
                                  FORM  8-K



     Current  Report  Pursuant  to  Section  13  or  15(d)  of
     The  Securities  Exchange  Act  of  1934



     Date  of  Report:  February  23,  1998
     --------------------------------------
     (Date  of  earliest  event  reported)


     Bion  Environmental  Technologies,  Inc.
     ----------------------------------------
     (Exact  Name  of  Registrant  as  Specified  in  its  Charter)




   Colorado                         0-19333                  84-1176672
-----------                        ---------                 -----------
  (State  of                      (Commission            (IRS Employer
Incorporation)                     File No.)          Identification No.)





     555  17th  Street,  Suite  3310,  Denver,  Colorado  80202
     ----------------------------------------------------------
     (Address  and  Zip  Code  of  Principal  Executive  Offices)





Registrant's  telephone  number  including  area  code:  (303)  294-0750



ITEM  5.          OTHER  EVENTS.

(A) On March 3, 1998, Bion Environmental Technologies, Inc. (which along with its subsidiaries is referred to as the "Registrant" or the "Company") signed an agreement (hereby referred to as the "Agreement") with Murphy Family Farms, Inc. (hereby referred to as "MFF"), of Rose Hill, North Carolina, to design, install and operate multiple Bion NMS' swine waste treatment systems. The Agreement anticipates that the systems will be installed at MFF sites located in Utah, Kansas, Missouri, Oklahoma and North Carolina. Additionally, the Agreement includes the design, installation and operation of two demonstration NMS systems, one in Iowa and one in North Carolina, which shall include polishing ecoreactors and other components adequate to allow recycling and/or discharge of water from the NMS. Including all projects initially identified under this Agreement, the Company anticipates designing and installing NMS systems for approximately 54,000 sows, 32,000 nursery pigs and 83,000 finishing hogs. Until June 30, 1998 MFF may designate additional swine facilities, subject to the Company's approval, for the design, construction and operation of the Company's NMS systems under the terms of the Agreement. Pursuant to the Agreement, the only revenues that will be derived by the Company in connection with the design, installation and maintenance of the systems will be generated from the anticipated sale of BionSoil' product after the systems are installed. The Agreement also contains numerous other matters related to the projects contemplated in the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1.

(B) Effective February 23, 1998 the Company granted bonuses under its Fiscal Year 1994 Incentive Plan to five of its employees consisting of a total of 25,000 options to purchase shares of the Registrant's common stock at a price of $7.50 per share. The exercise period of said options shall be from date granted until December 31, 1998.


ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit 10.1: Agreement between Bion Technologies, Inc. and Murphy Family Farms, Inc. dated March 3, 1998.

     SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.



Date:  March  23,  1998          By:    /s/  Duane  Stutzman
                                      ----------------------
     Duane  Stutzman,
Chief  Financial  Officer

     INDEX  TO  EXHIBITS


Financial  Statements  and  Exhibits.
------------------------------------

Exhibit 10.1 Agreement between Bion Technologies, Inc. and Murphy Family Farms, Inc. dated March 3, 1998.